Exhibit 99.01

Press Release
www.shire.com

Notification of major interests in shares
Full Year 2011 results date notification – February 9, 2012

Dublin, Ireland – January 31, 2012 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, will announce full year 2011 earnings on Thursday February 9, 2012.

Results press release will be issued at:	12:00 GMT / 07:00 EST
Investor conference call time:	14:00 GMT / 09:00 EST

Live conference call for investors:
Angus Russell, Chief Executive Officer and Graham Hetherington, Chief Financial Officer will host the investor and analyst conference call at 14:00 GMT / 09:00 EST.

The details of the conference call are as follows:

UK dial in:	0800 077 8492 or 0844 335 0351
US dial in:	1 866 8048688 or 1 718 3541175
International dial in:	+44 844 335 0351
Global Access Numbers:	http://www.btconferencing.com/globalaccess/?bid=54_attended
Password/Conf ID:	368 477
Live Webcast:	http://www.shire.com/shireplc/en/investors

Replay:
A replay of the presentation will be available for two weeks by phone and by webcast for one year.  Details can be found on our Investor Relations website http://www.shire.com/shireplc/en/investors.

For further information please contact:

Investor Relations	Souheil Salah (ssalah@shire.com)	+44 1256 894 160
	Erin Kelly (erikelly@shire.com)	+1 781 482 9541

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit hyperactivity disorder, human genetic therapies, gastrointestinal diseases and regenerative medicine, as well as opportunities in other therapeutic areas to the extent they arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights.  Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.